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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Syntel, Inc. on Form S-8 (No.333-49435) of our report dated February 19, 1999 on our audits of the consolidated financial statements of Syntel, Inc. as of December 31 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 25, 1999